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                                  EXHIBIT 24.1
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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     The undersigned directors and officers of Applied Materials, Inc., a Delaware corporation (the "Company") constitute and appoint James C. Morgan and Gerald F. Taylor, and each one of them with full power to act without the other, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name and on behalf of the undersigned as such director or officer a Registration Statement on Form S-3 or other appropriate form, under the Securities Act of 1933, as amended, with respect to shares of Common Stock and Debt Securities of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file such Registration Statement and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of March, 1994.

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
                                                                 GERALD F. TAYLOR
              JAMES C. MORGAN                                    Gerald F. Taylor,
              James C. Morgan,                              Senior Vice President,
         Chairman, Chief Executive                       Chief Financial Officer and
            Officer and Director                         Principal Accounting Officer
                                                               JAMES W. BAGLEY
                DAN MAYDAN                                     James W. Bagley,
                Dan Maydan,                                        Director
                  Director
                                                                HERBERT M. DWIGHT, JR.
                PAUL L. LOW                                     Herbert M. Dwight, Jr.,
                Paul R. Low,                                       Director
                  Director
           GEORGE B. FARNSWORTH
           George B. Farnsworth,                               Alfred J. Stein,
                  Director                                         Director

              PHILIP  GERDINE                                      Dr. Hiroo Toyoda,
             Philip V. Gerdine,                                    Director
                  Director
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